UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 21, 2006 (April 19, 2006)

                               Global Signal Inc.
             (Exact name of registrant as specified in its charter)


         Delaware                     001-32168                65-0652634
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(State or other jurisdiction of       (Commission              (IRS Employer
           incorporation)             File Number)          Identification No.)


     301 North Cattlemen Road, Suite 300, Sarasota, Florida      34232
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            (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code   (941) 364-8886
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Section 1 - Registrant's Business and Operations

Item 1.02  Termination of a Material Definitive Agreement.

Amended and Restated Employment Agreement with Ronald G. Bizick, II
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         On April 19, 2006, Ronald G. Bizick, II gave notice of his resignation from his positions as the Executive Vice President and Chief Operating Officer of Global Signal Inc. (the "Company"). Effective June 2, 2006, Mr. Bizick's Amended and Restated Employment Agreement, which was entered into on December 21, 2005 by a wholly-owned subsidiary of the Company, will be terminated. Pursuant to the employment agreement, Mr. Bizick was employed as the Company's Executive Vice President and Chief Operating Officer.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) Resignation of Executive Vice President and Chief Operating Officer
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         As further described in Item 1.02 above, effective June 2, 2006,
Ronald G. Bizick, II will resign from his position as the Company's Executive Vice President and Chief Operating Officer.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  GLOBAL SIGNAL INC.


                                  By:  /s/ Jeffrey A. Klopf
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                                      Name:  Jeffrey A. Klopf
                                      Title: Executive Vice President, General
                                             Counsel and Secretary

Date:  April 21, 2006